News Release

FOR IMMEDIATE RELEASE

Daegis Inc. Reports Fiscal 2014 Third Quarter Results

  Company aligns business segments to reflect new organizational structure
  Sequentially increased Adjusted EBITDA margin by approximately 30%
  Launched new product: TD Mobile

IRVING, Texas – Feb. 25, 2014 – Daegis Inc. (NASDAQ: DAEG), a global archiving, eDiscovery and software development tools company, today announced financial results for its fiscal 2014 third quarter ended January 31, 2014.

Third Quarter Fiscal 2014 Financial Highlights

  Third quarter total revenue of $7.9 million, compared to $10.4 million year over year.
  Third quarter GAAP net loss of $878,000 or $0.05 per share, compared to GAAP net loss of $65,000 or $0.01 per share for the same period last year.
  Third quarter Adjusted EBITDA of $1.0 million, compared to $1.8 million last year. (1)
  Non-GAAP net income of $374,000 or $0.02 per share, compared to $1.1 million or $0.06 per share last year. (1)
  Cash at January 31, 2014 was $4.0 million, compared to $4.4 million at January 31, 2013.
  Total debt outstanding at January 31, 2014 was $15.3 million, a decrease of $2.9 million from January 31, 2013.
  We have combined our Archive and eDiscovery operations into one reporting segment, and our Database and Migration tools operations will be reported as a separate segment. As a result, we have restated historical results to reflect these new reporting segments.

Nine Months Ended Fiscal 2014 Financial Highlights

  Nine month total revenue of $23.6 million, compared to $30.4 million last year.
  Nine month GAAP net loss of $1.7 million or $0.11 per share, compared to GAAP net income of $344,000 or $0.00 per share for the same period last year.
  Nine month Adjusted EBITDA of $2.7 million, compared to $4.6 million last year. (1)
  Non-GAAP net income of $580,000 or $0.03 per share, compared to Non-GAAP net income of $2.3 million or $0.13 per share last year. (1)

“Our third quarter results met our expectations as we reversed the declining revenue trend and improved our EBITDA margin,” said Tim Bacci, CEO of Daegis Inc. “With the alignment of the archive and eDiscovery business completed, the increasing market opportunity for a one solution approach for information governance and eDiscovery and the introduction of TD Mobile, we remain confident that we’ll demonstrate growth in calendar 2014.”

Third Quarter Comparative Financial Summary

	Q3	Q3	% or $
$ In Millions, except per share and %	FY 2014	FY 2013	Change (3)
data
Total Revenue	$7.9	$10.4	(24%)
Total Archive and eDiscovery Revenue	$4.8	$6.9	(31%)
Total Database and Migration Revenue	$3.1	$3.5	(12%)
GAAP Net Loss	($0.9)	($0.1)	($0.8)
GAAP Net Loss Per Share - Diluted	($0.05)	($0.01)	($0.04)
Adjusted EBITDA (1)	$1.0	$1.8	($0.8)
Adjusted EBITDA Margin (1)	13.1%	17.3%	(24%)
Non-GAAP Net Income (1)	$0.4	$1.1	($0.7)
Non-GAAP Net Income Per Share –
Diluted (1)	$0.02	$0.06	($0.04)
Cash from Operations	$0.5	$0.8	($0.3)
Cash (2)	$4.0	$4.4	($0.4)
Total Debt Outstanding (2)	$15.3	$18.2	($2.9)

(1)	See reconciliation table below regarding the presentation of Adjusted EBITDA and Non-GAAP net income.
(2)	Results as of January 31, 2014 and 2013.
(3)	The calculation of percentage or dollar change is based on unrounded numbers.

Investor Conference Call

Management will host a conference call February 25, 2014, at 4:00 p.m. CT (5:00 p.m. ET) to review the third quarter financial results. The call can be accessed by dialing (877) 941-8416 or (480) 629-9808 for international callers. Additionally, the conference call will be webcast on the Daegis website at www.daegis.com. A replay of the call will be available through March 7, 2014 by dialing (800) 406-7325 or (303) 590-3030 for international callers and using the following passcode: 4667677#.

About Daegis Inc.

Daegis Inc. (NASDAQ: DAEG) is a global archiving, eDiscovery and software development tools company. Daegis delivers leading-edge archive and eDiscovery software through Daegis Edge, an end-to-end platform for managing the eDiscovery life cycle, Daegis Acumen technology assisted review and Daegis AXS-One enterprise information archiving. Daegis also offers specialized services including data collection, analytics consulting, project management and managed document review. The Gupta Technologies and Composer Technologies businesses serve customers around the globe with development tools for mobile and web application development, databases and application migration software. Visit our websites to learn more.

Some of the information in this press release may contain projections or other forward-looking statements regarding future events or the future financial performance of the Company. We wish to caution you that these statements involve risks and uncertainties and actual events or results may differ materially. When the words “believes,” “expects,” “plans,” “projects,” “estimates” and similar expressions are used, they identify forward-looking statements. These forward-looking statements are based on management’s current beliefs and assumptions and information currently available to management and involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements. Examples of forward-looking statements in the press release include the statements made by Mr. Bacci. Among the important factors which could cause actual results to differ materially from those in the forward-looking statements are general market and economic conditions, our ability to execute our business strategy and integrate acquired businesses, the effectiveness of our sales team and approach, our ability to target, analyze and forecast the revenue to be derived from a client and the costs associated with providing services to that client, the date during the course of a fiscal year that a new client is acquired, the length of the integration cycle for new clients and the timing of revenues and costs associated therewith, our client concentration given that the Company is currently dependent on a few large client relationships, potential competition in the marketplace, the ability to retain and attract employees, market acceptance of our service programs and pricing options, our ability to maintain our existing technology platform and to deploy new technology, our ability to sign new clients and control expenses, the possibility of the discontinuation of some client relationships, the financial condition of our clients' business and other factors detailed in the Company's filings with the Securities and Exchange Commission.

Contact:
Daegis Investor Relations
Deb Thornton, (916) 218-4779
dthornton@daegis.com

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DAEGIS INC.
UNAUDITED CONSOLIDATED BALANCE SHEETS
(In thousands)

	January 31,	April 30,
	2014	2013
ASSETS
Current assets:
Cash	$4,013	$5,459
Accounts receivable, net	8,863	10,594
Prepaid expenses and other current assets	640	1,203
Assets held for sale	—	926
Total current assets	13,516	18,182

Property and equipment, net	1,244	1,934
Goodwill	11,706	11,706
Intangibles, net	5,998	7,152
Other assets	579	733
Total assets	$33,043	$39,707

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable	$438	$243
Current portion of long-term debt	1,350	2,519
Accrued compensation and related expenses	1,635	2,697
Common stock warrant liability	255	204
Other accrued liabilities	1,003	863
Deferred revenue	7,186	8,449
Liabilities held for sale	—	526
Total current liabilities	11,867	15,501

Long-term debt, net of current portion	13,959	15,170
Deferred tax liabilities, net	983	923
Other long-term liabilities	1,207	1,429
Total liabilities	28,016	33,023

Commitments and contingencies

Stockholders’ equity:
Preferred stock	—	2
Common stock	17	15
Additional paid-in capital	100,117	100,053
Accumulated other comprehensive income	280	280
Accumulated deficit	(95,387)	(93,666)
Total stockholders’ equity	5,027	6,684
Total liabilities and stockholders’ equity	$33,043	$39,707

DAEGIS INC.
UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)

	Three Months Ended		Nine Months Ended
	January 31,		January 31,
	2014	2013	2014	2013
Revenues:
Archive and eDiscovery	$4,779	$6,902	$14,936	$19,528
Database and migration	3,109	3,538	8,652	10,895
Total revenues	7,888	10,440	23,588	30,423

Operating expenses:
Direct costs of Archive and eDiscovery revenue	1,966	2,287	6,077	7,669
Direct costs of database and migration revenue	494	826	1,357	2,252
Product development	1,395	1,725	4,683	5,411
Selling, general and administrative	4,311	5,235	11,807	14,538
Sale of intangible trade name	—	—	—	(1,000)
Total operating expenses	8,166	10,073	23,924	28,870
Income (loss) from operations	(278)	367	(336)	1,553

Other income (expense):
Gain (loss) from change in fair value of common stock warrant liability	(163)	31	(51)	303
Interest expense	(312)	(407)	(1,039)	(1,249)
Other, net	(54)	19	(51)	(90)
Total other income (expense)	(529)	(357)	(1,141)	(1,036)

Income (loss) before income taxes	(807)	10	(1,477)	517
Provision for income taxes	71	75	244	173
Net income (loss)	$(878)	$(65)	$(1,721)	$344

Income (loss) per share:
Basic	$(0.05)	$(0.01)	$(0.11)	$0.00
Diluted	$(0.05)	$(0.01)	$(0.11)	$0.00

Weighted-average shares used in computing income (loss) per share
Basic	16,384	14,718	16,022	14,718
Diluted	16,384	14,718	16,022	14,726

DAEGIS INC.
RECONCILIATION OF GAAP OPERATING INCOME TO ADJUSTED EBITDA
(In thousands, except per share data)

	Three Months Ended		Nine Months Ended
	January 31,		January 31,
	2014	2013	2014	2013
GAAP income (loss) from operations	$(278)	$367	$(336)	$1,553

Amortization of intangible assets	384	384	1,154	1,154
Stock based compensation expenses	38	161	130	492
Depreciation	225	287	740	842
Charges related to alignment of business units(1)	667	602	966	602
Total adjustments to GAAP income from operations	1,314	1,434	2,990	3,090

Adjusted EBITDA	$1,036	$1,801	$2,654	$4,643

RECONCILIATION OF GAAP TO NON-GAAP NET INCOME
(In thousands, except per share data)

GAAP net income (loss)	$(878)	$(65)	$(1,721)	$344

Amortization of intangible assets	384	384	1,154	1,154
Stock based compensation expenses	38	161	130	492
(Gain) loss from change in fair value of common stock warrant liability	163	(31)	51	(303)
Charges related to alignment of business units(1)	667	602	966	602
Total adjustments to GAAP net income (loss)	1,252	1,116	2,301	1,945

Non-GAAP net income	$374	$1,051	$580	$2,289

Non-GAAP diluted income per share	$0.02	$0.06	$0.03	$0.13

Weighted average shares used in computing income per share:
Dilutive	16,384	14,718	16,022	14,726

(1) Prior year alignment costs have been reported to conform with the current year presentation.

Use of Non-GAAP Financial Information

Daegis utilizes financial measures not calculated in accordance with generally accepted accounting principles in the United States ("GAAP") to supplement the Company's unaudited condensed consolidated financial statements and provide investors with an alternative method for assessing our operating results. We also believe these Non-GAAP measures provide investors with a more informed baseline for modeling the Company's future financial performance. Management uses the Non-GAAP financial measures to make operational decisions, to evaluate the Company's performance and to forecast. We believe that our investors should have access to, and that we are obligated to provide, the same set of tools that we use in analyzing our results. The presentation of these Non-GAAP financial measures is not intended to be considered in isolation from, as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP, and may be different from Non-GAAP financial measures used by other companies. In addition, these Non-GAAP measures have limitations in that they do not reflect all of the amounts associated with the Company's results of operations as determined in accordance with GAAP.

Our Non-GAAP measures adjust GAAP income (loss) from operations and GAAP net income (loss) for non-cash stock based compensation expenses, amortization of intangible assets, depreciation and non-recurring charges. For more information on these Non-GAAP financial measures including how they are calculated, please see the tables in this release captioned “Reconciliation of GAAP to Non-GAAP Net Income” and “Reconciliation of GAAP Operating Income to Adjusted EBITDA” which includes a reconciliation of the GAAP results to Non-GAAP and Adjusted EBITDA results.